Exhibit 10.1

EXCHANGE AND PURCHASE AGREEMENT

This Exchange and Purchase Agreement (this “Agreement”) is made and entered into as of November 4, 2020 by and among Clovis Oncology, Inc., a Delaware corporation (the “Company”), and each of the entities (each, a “Noteholder” and, collectively, the “Noteholders”) listed on Schedule “A” attached to this Agreement (collectively, “Schedule A”; the Schedule A pertaining to each individual Noteholder is referred to herein as the “applicable Schedule A”, and the accounts, if any, on behalf of which any Noteholder may be acting, as specified on the applicable Schedule A, for whom the Noteholder holds contractual and investment authority, are referred to herein as the “Represented Accounts”). The Company and the Noteholders are sometimes collectively referred to in this Agreement as the “Parties” and individually as a “Party”.

WHEREAS, the Noteholders or Represented Accounts currently own $[●] aggregate principal amount of the Company’s 4.50% Convertible Senior Notes due 2024 (CUSIP 189464 AE0) (the “Existing 2024 Notes”);

WHEREAS, the Parties desire that the Company acquire, and that each Noteholder delivers to the Company, the principal amount of the Existing 2024 Notes owned by each such Noteholder or its Represented Account and specified in the applicable Schedule A in exchange for the Company’s issuance to such Noteholder or its Represented Account of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Parties desire that the Company issue and sell, and that the Noteholders (and the Other Noteholder (as defined below) pursuant to the Other Exchange and Purchase Agreement (as defined below)) purchase from the Company, a new series of 4.50% Convertible Senior Notes due 2024 of the Company to be issued pursuant to an indenture by and between the Company and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), substantially in the form attached hereto as Exhibit A (the “2020 Indenture”) in the aggregate principal amount of $50,000,000, upon the terms and conditions set forth in this Agreement and the 2020 Indenture (such notes, the “Purchased Notes”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties agree as follows:

SECTION 1. Exchange & Purchase.

1.1 Exchange of Existing 2024 Notes.

(a) On and subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties set forth below, on the Initial Closing Date (as defined below), the Company shall acquire from each Noteholder or its Represented Account, and each Noteholder shall transfer, assign and deliver to the Company, all of its or its Represented Account’s rights, title and interest in the aggregate principal amount of the Existing 2024 Notes owned by such Noteholder and as set forth in the applicable Schedule A hereto for such Noteholder, free and clear of any Liens (as defined below), in exchange for (i) a number of shares of Common Stock equal to the Exchanged Shares, free and clear of any Liens to be issued at the Initial Closing and the Second Closing as contemplated herein, plus (ii) an amount in cash equal to the accrued and unpaid interest on such Existing 2024 Notes to and including the Initial Closing Date as calculated in accordance with that certain indenture by and between the Company and the Trustee, dated August 13, 2019, relating to the Existing 2024 Notes (such interest payment, the “Cash Interest Payment”). The Cash Interest Payment shall be made by wire transfer to the account of the Noteholder specified in the applicable Schedule A at the Initial Closing. It is acknowledged that [●] (the “Other Noteholder”) has entered into a substantially similar agreement with the Company (the “Other Exchange and Purchase Agreement”) on the date hereof to exchange its Existing 2024 Notes and purchase New 2024 Notes (as defined below) and it is understood that the Noteholder’s exchange of its Existing 2024 Notes and purchase of New 2024 Notes hereunder shall be dependent upon the exchange of Existing 2024 Notes and purchase of New 2024 Notes under the Other Exchange and Purchase Agreement.

(b) No additional consideration for any purpose shall be due to the Noteholders in respect of such Existing 2024 Notes other than the Exchanged Shares issuable hereunder and the Cash Interest Payment.

(c) Within one day following the end of the VWAP Period, the Company shall deliver a certificate to each Noteholder setting forth the Company’s determination of the applicable number of Exchanged Shares, and such Noteholder shall promptly thereafter confirm in writing its agreement with such calculation. To the extent there is any disagreement in the calculation of the Exchange Ratio or the Exchanged Shares, the Company and the applicable Noteholder shall confer in good faith and confirm the calculation and determination of the number of Exchanged Shares. To the extent no agreement is reached between the Company and the applicable Noteholder and judicial proceedings are instituted to resolve such dispute, the non-prevailing party in such dispute shall pay the legal costs and expenses of the prevailing party in such dispute.

1.2 Purchase of the Purchased Notes. On and subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties set forth below, on the Second Closing Date (as defined below), the Company shall issue and sell to each Noteholder, and each Noteholder shall, severally (and not jointly), purchase the aggregate principal amount of the Purchased Notes set forth in in such Noteholder’s applicable Schedule A, at a purchase price of $1,000 per $1,000 principal amount thereof (the aggregate purchase price based on the aggregate principal amount of the Purchased Notes to be purchased by such Noteholder, the “Aggregate Purchase Price”).

1.3 Purchase Option of the Option Notes. In addition, the Company agrees to issue and sell up to an additional $20,000,000 aggregate principal amount of its 4.50% Convertible Senior Notes due 2024 to be issued pursuant to the 2020 Indenture (the “Option Notes”, and, together with the Purchased Notes, the “New 2024 Notes”) to the Noteholders as provided in this Agreement (and the Other Noteholder as provided in the Other Exchange and Purchase Agreement), and each Noteholder, in reliance upon the representations and warranties set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company up to the aggregate principal amount of Option Notes (in integral multiples of $1,000) set forth in the notice delivered pursuant to Section 1.6 at a purchase price of $1,000 per $1,000 principal amount thereof plus accrued interest, if any, from the Second Closing Date to the Additional Closing Date (as defined below) (the aggregate purchase price based on the aggregate principal amount of Option Notes to be purchased by such Noteholder, the “Aggregate Option Purchase Price”).

1.4 Delivery of Exchanged Shares.

(a) Notwithstanding anything herein to the contrary, but subject to the conditions set forth in Section 1.6, at the Initial Closing, the Company shall issue and deliver to each Noteholder the number of Exchanged Shares set for on Schedule A applicable to such Noteholder (the “Initial Closing Exchanged Shares”). Notwithstanding anything herein to the contrary, but subject to Section 1.4(b) and the conditions set forth in Section 1.6, at the Second Closing, the Company shall issue and deliver to each Noteholder the number of Exchanged Shares equal to the number of Exchanged Shares as finally determined pursuant to Section 1.1(c) less the number of Exchanged Shares delivered to such Noteholder at the Initial Closing (the “Second Closing Exchanged Shares”).

(b) Notwithstanding anything herein to the contrary, no Second Closing Exchanged Shares will be delivered at the Second Closing to a Noteholder or Represented Account to the extent, but only to the extent, that such delivery would cause such Noteholder or Represented Account to become, directly or indirectly, a Beneficial Owner (as defined below) of more than 9.9% of the shares of the Common Stock outstanding at such time (such restriction, the “Ownership Limit”). For purposes of this Section 1.4(b) only, a Noteholder or Represented Account shall be deemed the “Beneficial Owner” of, and shall be deemed to beneficially own, any shares of Common Stock that such Noteholder or Represented Account or any of such Noteholder’s or Represented Account’s affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, together with any shares of Common Stock beneficially owned by any other persons whose beneficial ownership would be aggregated with such Noteholder or Represented Account for purposes of Section 13(d) of the Exchange Act (including any “group” of which such Noteholder or Represented Account is a member). For purposes of this Section 1.4(b), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (including any determination as to any “group” status). For the avoidance of doubt, the term “Beneficial Owner” as used in this Section 1.4(b) shall not include (i) the number of shares of Common Stock that would be issuable upon exercise or conversion of the unexercised or unconverted portion of any of the Company’s securities subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1.4(b) beneficially owned by such Noteholder or Represented Account or any of their respective affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Noteholder or Represented Account for purposes of Section 13(d) of the Exchange Act (including any “group” of which such Noteholder or Represented Account is a member). If any Second Closing Exchange Shares are not delivered at the Second Closing to any Noteholder or Represented Account as a result of this Section 1.4(b), the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Second Closing Exchange Shares to such Noteholder or Represented Account on the earlier of (i) the second business day after such Noteholder certifies to the Company that such Noteholder or Represented Account receiving any portion of the Second Closing Exchange Shares not delivered is not, and would not as a result of such delivery, become the Beneficial Owner of shares of Common Stock outstanding at such time in excess of the Ownership Limit, or (ii) February 12, 2021. Until the time as such shares are delivered, no Person shall be deemed to be the stockholder of record with respect to any Second Closing Exchanged Shares not delivered pursuant to this Section 1.4(b).

1.5 Announcement of the Transactions The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof, issue one or more press releases or file with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company or the Financial Advisors (as defined in Section 6.17) or any of their respective officers, directors or employees has provided to any Noteholder at any time prior to the issuance or filing, as applicable, of the Disclosure Document.

1.6 Closings.

(a) The closing of the transactions contemplated by Section 1.1 with respect to the Initial Closing Exchanged Shares (the “Initial Closing”) will take place on the second business day following the date hereof, subject to the satisfaction or waiver of the conditions set forth in this Section 1.6 (other than those that by their terms are to be satisfied or waived at the Initial Closing) or the first business day thereafter as the conditions set forth in this Section 1.6 have been satisfied or waived (the “Initial Closing Date”). The closing of the transactions contemplated by Sections 1.1 with respect to the Second Closing Exchanged Shares and the transactions contemplated by Section 1.2 (the “Second Closing”) will take place on the second business day following final determination of the calculations contemplated in Section 1.1(c), subject to Section 1.4 (with respect to the Second Closing Exchanged Shares only) and to the satisfaction or waiver of the conditions set forth in this Section 1.6 (other than those that by their terms are to be satisfied or waived at the Initial Closing and the Second Closing) or at the first date thereafter as the conditions set forth in this Section 1.6 have been satisfied or waived (the “Second Closing Date”). Subject to the limitations contained in this Section 1.6, the Noteholders may exercise their option to purchase the Option Notes in whole, or from time to time in part, by written notice to the Company in accordance with the terms hereof. Such notice shall set forth the aggregate principal amount of Option Notes as to which the option is being exercised (which when taken together with the Option Notes to be purchased by the Other Noteholder pursuant to the Other Exchange and Purchase Agreement shall not exceed $20,000,000 aggregate principal amount) and the date and time when the Option Notes are to be delivered and paid for which may be the same date and time as the Second Closing Date but shall not be earlier than the Second Closing Date, nor later than the third full business day after the date of such notice, nor later than the thirteenth calendar day from, and including, the Second Closing Date. Any such notice shall be given at least two business days prior to the date and time of delivery of the Option Notes specified therein, unless the time of delivery of the Option Notes is to be the Second Closing Date, in which case such notice shall be given at least one business day prior. The closing of the sale of the Option Notes with respect to the Company and each Noteholder (the “Additional Closing”) and time and date for such payment and delivery for the Option Notes, if other than the Second Closing Date, is herein referred to as the “Additional Closing Date”.

(b) On the Initial Closing Date, each Noteholder shall (i) direct the eligible Depository Trust Company (“DTC”) participant through which such Noteholder, or its Represented Account, holds a beneficial interest in the Existing 2024 Notes to submit a one-sided withdrawal instruction through DTC’s DWAC program to the Bank of New York Mellon Trust Company, N.A., as custodian and trustee for the Existing 2024 Notes (the “Trustee”), of such Noteholder’s, or its Represented Account’s, Existing 2024 Notes set forth on such Noteholder’s applicable Schedule A, on (and not before) the Initial Closing Date no later than 9:30 a.m., New York City time, on the Initial Closing Date (and such Noteholder acknowledges that any such withdrawal instruction submitted on any day before the Initial Closing Date will expire unmatched at the close of business on such day and will need to be resubmitted on the Initial Closing Date); and (ii) submit, for its own account or the account of its Represented Account, through the DTC’s DWAC program, a deposit instruction to Continental Stock Transfer & Trust Company, acting as transfer agent and DTC custodian for the Common Stock (the “Stock Transfer Agent”), for the aggregate number of Exchanged Shares set forth on Schedule A applicable to such Noteholder, which deposit instruction must be submitted on (and not before) the Initial Closing Date no later than 9:30 a.m., New York City time, on the Initial Closing Date (and such Noteholder acknowledges that any such deposit instruction submitted on any day before the Initial Closing Date will expire unmatched at the close of business on such day and will need to be resubmitted on the Initial Closing Date).

(c) On the Second Closing Date, each Noteholder shall (i) submit, for its own account or the account of its Represented Account, through the DTC’s DWAC program, a deposit instruction to the Trustee, as custodian and trustee for the New 2024 Notes, for the aggregate principal amount of the Purchased Notes set forth on the applicable Schedule A, which deposit instruction must be submitted on (and not before) the Second Closing Date no later than 9:30 a.m., New York City time, on the Second Closing Date (and such Noteholder acknowledges that any such deposit instruction submitted on any day before the Second Closing Date will expire unmatched at the close of business on such day and will need to be resubmitted on the Second Closing Date); (ii) submit, for its own account or the account of its Represented Account, through the DTC’s DWAC program, a deposit instruction to the Stock Transfer Agent, for the aggregate number of Exchanged Shares equal to the Second Closing Exchanged Shares, which deposit instruction must be submitted on (and not before) the Second Closing Date no later than 9:30 a.m., New York City time, on the Second Closing Date (and such Noteholder acknowledges that any such deposit instruction submitted on any day before the Second Closing Date will expire unmatched at the close of business on such day and will need to be resubmitted on the Second Closing Date); and (iii) deliver to the Company, no later than 9:30 a.m., New York City time, on the Second Closing Date, by wire transfer to the account of the Company specified below, an amount of cash equal to the Aggregate Purchase Price payable by such Noteholder:

Account Name: Clovis Oncology Inc.

Account number:

Wire ABA Routing number:

ACH ABA Routing number:

SWIFT:

Bank: JP Morgan Chase Bank N.A.

Bank address: 1125 17th Street, Denver, CO 80202

(d) On the Additional Closing Date, each Noteholder shall (i) submit, for its own account or the account of its Represented Account, through the DTC’s DWAC program, a deposit instruction to the Trustee, as custodian and trustee for the New 2024 Notes, for the aggregate principal amount of the Option Notes set forth on the applicable Schedule A, which deposit instruction must be submitted on (and not before) the Additional Closing Date no later than 9:30 a.m., New York City time, on the Additional Closing Date (and such Noteholder acknowledges that any such deposit instruction submitted on any day before the Additional Closing Date will expire unmatched at the close of business on such day and will need to be resubmitted on the Additional Closing Date); and (ii) deliver to the Company, no later than 9:30 a.m., New York City time, on the Additional Closing Date, by wire transfer to the account of the Company specified below, an amount of cash equal to the Aggregate Option Purchase Price payable by such Noteholder:

Account Name: Clovis Oncology Inc.

Account number:

Wire ABA Routing number:

ACH ABA Routing number:

SWIFT:

Bank: JP Morgan Chase Bank N.A.

Bank address: 1125 17th Street, Denver, CO 80202

(e) On the Initial Closing Date, the Company shall deliver or caused to be delivered to such Noteholder or Represented Account the number of Exchanged Shares set forth on Schedule A applicable to such Noteholder via book-entry delivery pursuant to DWAC instructions specified on the applicable Schedule A, with any transfer taxes payable in connection with the delivery of such Exchanged Shares duly paid by the Company; provided that it is understood that no delivery of such Exchanged Shares shall be made until a valid DWAC withdrawal instruction for the Existing 2024 Notes and a valid DWAC deposit instruction for such Exchanged Shares has been received by the Trustee and the Stock Transfer Agent.

(f) (i) On the Second Closing Date, the Company will deliver or caused to be delivered to such Noteholder or Represented Account (A) the aggregate principal amount of Purchased Notes set forth on such Noteholder’s applicable Schedule A pursuant to DWAC instructions specified on the applicable Schedule A, and (B) the Second Closing Exchanged Shares applicable to such Noteholder via book-entry delivery pursuant to DWAC instructions specified on the applicable Schedule A, with any transfer taxes payable in connection with the delivery of such Second Closing Exchanged Shares duly paid by the Company; provided that it is understood that no delivery of such Second Closing Exchanged Shares shall be made until a valid DWAC deposit instruction for the Purchased Notes has been received by the Trustee, and (ii) on the Additional Closing Date, the Company will deliver or caused to be delivered to such Noteholder or Represented Account pursuant to DWAC instructions specified on the applicable Schedule A that portion of the aggregate principal amount of Option Notes pursuant to which the option in Section 1.3 has been exercised.

(g) On the Initial Closing Date, the Company will deliver to such Noteholder the applicable Cash Interest Payment by wire transfer to the account of such Noteholders, or its Represented Accounts as set forth on the applicable Schedule A.

(h) As a condition to the obligations of the Noteholders at the Initial Closing, the Second Closing and the Additional Closing, as applicable, on the Initial Closing Date, the Second Closing Date and any Additional Closing Date, the Company shall furnish to such Noteholder a certificate, dated as of such date, executed on behalf of the Company by an executive officer of the Company, stating that the representations and warranties of the Company in Section 2 hereof are true and correct as of such date in all material respects (other than those representations and warranties which are qualified by reference to materiality or Material Adverse Effect (as defined below), which shall be true and correct as of such date in all respects) and the Company has complied in all material respects with all its agreements contained herein.

(i) As a condition to the purchase and sale of the Purchased Notes pursuant to Section 1.2, at the Second Closing, as of the Second Closing Date, the 2020 Indenture shall have been executed by the Trustee and the Company.

(j) As a condition to the Initial Closing and Second Closing, as of the Initial Closing Date and the Second Closing Date, the Exchanged Shares and the Conversion Shares (as defined below) shall have been approved for listing on the Nasdaq Global Select Market (“Nasdaq Market”) without requiring approval thereof by the Company’s stockholders under the rules of the Nasdaq Market, subject to official notice of issuance.

(k) The Initial Closing, the Second Closing and the Additional Closing, if any, shall be conditioned on the simultaneous consummation of the transactions contemplated by the Other Exchange and Purchase Agreement. The Company intends to complete the transactions contemplated at each of the Initial Closing, the Second Closing and the Additional Closing, as applicable, concurrently for all such other holders of Existing 2024 Notes who have submitted valid DWAC withdrawals and DWAC deposits in respect of the Exchanged Shares and the New 2024 Notes, as applicable, by the applicable deadlines above. In the event that the Noteholder complies with the deadlines above for the DWAC withdrawal and other noteholders do not, subject to the satisfaction of the other conditions to Initial Closing or Second Closing set forth herein, the Company will use its commercially reasonable best efforts to ensure that the Exchanged Shares and New 2024 Notes, as applicable, are delivered to the Noteholder pursuant to this Agreement on the Initial Closing Date, the Second Closing Date or the Additional Closing Date, as applicable. However, in the event that such Exchanged Shares and/or New 2024 Notes are not delivered on the Initial Closing Date, the Second Closing Date or the Additional Closing Date, as applicable, they will be delivered on the business day immediately following the Initial Closing Date, the Second Closing Date or the Additional Closing Date, as applicable.

(l) If (i) the Trustee is unable to locate the Noteholder’s DWAC withdrawal in respect of the Existing 2024 Notes, (ii) the Stock Transfer Agent is unable to locate the DWAC deposit in respect of the Exchanged Shares or (iii) such DWAC withdrawal or DWAC deposit does not conform with the Existing 2024 Notes or the Exchanged Shares to be exchanged or issued, as applicable, pursuant to this Agreement, the Company will promptly notify the applicable Noteholder. If, because of the occurrence of such an event, the Exchanged Shares are not delivered on the Initial Closing Date or the Second Closing Date, as applicable, they will be delivered on the business day following the Initial Closing Date or the Second Closing Date, as applicable, on which the Trustee is able to locate the DWAC withdrawal or the Stock Transfer Agent is able to locate the DWAC deposit and/or the DWAC withdrawal or DWAC deposit conforms with the Existing 2024 Notes or the Exchanged Shares, as applicable. All questions as to the form of all documents and the validity and acceptance of the Existing 2024 Notes and the issuance of the Exchanged Shares will be determined by the Company, in its reasonable discretion, which determination shall be final and binding.

(m) If the Trustee is unable to locate the Noteholder’s DWAC deposit in respect of the New 2024 Notes or such DWAC deposit does not conform with the New 2024 Notes to be issued pursuant to this Agreement, the Company will promptly notify the applicable Noteholder. If, because of the occurrence of such an event, the New 2024 Notes not delivered on the Second Closing Date or the Additional Closing Date, as applicable, they will be delivered on the business day following the Second Closing Date or the Additional Closing Date, as applicable, on which the Trustee is able to locate the DWAC deposit or the DWAC deposit conforms with the New 2024 Notes. All questions as to the form of all documents and the issuance of the New 2024 Notes will be determined by the Company, in its reasonable discretion, which determination shall be final and binding.

1.7 Share Cap. Notwithstanding anything herein to the contrary, in the event following the calculations contemplated by Sections 1.1(c), the sum of (i) the number of Exchanged Shares issuable to all Noteholders (and the Other Noteholder pursuant to the Other Exchange and Purchase Agreement) minus the product of (A) the Existing Conversion Ratio and (B) the aggregate principal amount of Existing 2024 Notes exchanged by all Noteholders (and the other noteholders pursuant to the Other Exchange and Purchase Agreement), divided by 1,000 and (ii) the maximum number of shares issuable upon conversion of the aggregate principal amount of the Purchased Notes and the Option Notes issued to all Noteholders (and the Other Noteholder pursuant to the Other Exchange and Purchase Agreement) (including, for avoidance of doubt, after taking into account any adjustment to the Conversion Rate in connection with a Fundamental Change (as defined in the 2020 Indenture)) (such sum of clauses (i) and (ii), with respect to all Noteholders, the “Issuable Shares”) exceeds the Share Cap, first, the aggregate amount of the Option Notes shall be reduced such that the Issuable Shares equals the Share Cap and then if insufficient, second the aggregate principal amount of the Purchased Notes to be purchased by all Noteholders (and the Other Noteholder pursuant to the Other Exchange and Purchase Agreement) shall be proportionately reduced such that the Issuable Shares equals the Share Cap.

1.8 Registration Rights.

(a) No later than fifteen (15) business days following the Second Closing Date, the Company shall file with the Commission a Registration Statement on Form S-3 (or such other resale registration statement filed in place thereof in the event the Company ceases to be eligible to use Form S-3, as amended and supplemented from time to time, the “Resale Registration Statement”) to register under the Securities Act the resale by the Noteholder of any or all of the Conversion Shares that the New 2024 Notes issued to the Noteholders are initially convertible into (the “Registrable Securities”) in accordance with methods and distribution set forth in the “Plan of Distribution” therein, and Rule 415 under the Securities Act. The Resale Registration Statement shall contain a prospectus naming the Noteholder as the selling stockholder. The Company shall use its reasonable best efforts to respond to comments received from the Commission to such Resale Registration Statement, and amend or supplement such filing, if required, as promptly as practicable (which shall include consideration of the timing and commercial impact on the Company of disclosure of an Intervening Event, if any), and thereafter to use its reasonable best efforts to cause such initially filed Resale Registration Statement to be declared effective as promptly as practicable by the Commission. The Company shall use its reasonable best efforts to keep the Resale Registration Statement effective until the earliest of (i) the date that the Registrable Securities or the New 2024 Notes issued to the Noteholders are sold or otherwise transferred by the Noteholder, or (ii) the date when all of the Registrable Securities could be sold pursuant to Rule 144 under the Securities Act by the Noteholder, or (iii) the one-year anniversary of the Second Closing Date. All expenses related to preparation and the filing with the Commission of the Resale Registration Statement and maintaining the effectiveness of the Resale Registration Statement under the Securities Act shall be borne by the Company.

(b) The Noteholder shall furnish to the Company such information regarding itself and its partners and members and its controlling persons, and the manner of distribution proposed by the Noteholder as the Company may reasonably request in connection with the Resale Registration Statement and the information required to be included therein by the Securities Act and the rules promulgated thereunder. The Company shall provide the Noteholder with a reasonable opportunity to review any disclosures relating to the Noteholder and the “Plan of Distribution” included in the Resale Registration Statement and will consider in good faith any comments offered by the Noteholder to such disclosures. Notwithstanding anything herein to the contrary, the Company shall be under no obligation to assist or cooperate with the Noteholder or any of its agents (including any underwriter or broker-dealer) in connection with any marketing or selling efforts to sell or otherwise transfer the Registrable Securities by the Noteholder. The Company shall give prompt notice to the Noteholder of the issuance of any stop-order by the Commission or the occurrence of any event or the existence of any facts or circumstance that requires the Company to amend or supplement the Resale Registration Statement and the prospectus contained therein in order to keep the Resale Registration Statement effective and such prospectus from containing any untrue statement of material fact or from omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of all circumstances then existing (an “Intervening Event”), and the Noteholder agrees that upon receipt of any such notice from the Company, it shall forthwith discontinue using such prospectus until it receives copies of a supplemented or amended prospectus or until it is advised in writing by the Company that the use of such prospectus may be resumed. The Company may delay the filing of any such amendment or supplement or the effective date of the Resale Registration Statement for up to sixty (60) days upon notice to the Noteholder in the event that the Company determines in good faith that such amendment or supplement or effectiveness would require the Company to make a disclosure that would be materially detrimental to the Company or jeopardize the ability of the Company to undertake the Intervening Event; provided, that such right to delay a filing shall be exercised by the Company for a period no longer than ninety (90) days in any 12-month period; provided further that in the event of such a delay, the Company shall not provide any material, non-public information concerning such event to the Noteholder.

(c) The Company agrees to indemnify and hold the Noteholder, each person, if any, who controls the Noteholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) incurred by the Noteholder directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (including the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Noteholder expressly for use therein. The indemnity agreement contained in this Section 1.8(c) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(d) Each Noteholder agrees to, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) incurred by the Company directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (including the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein of a material fact necessary in order to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading, insofar as the same are caused by or contained in any information furnished in writing to the Company by the Noteholder expressly for use therein. In no event shall the liability of any Noteholder be greater in amount than the dollar amount of the net proceeds received by such Noteholder upon the sale of the Registrable Shares giving rise to such indemnification obligation. The indemnity agreement contained in this Section 1.8(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the applicable Noteholder (which consent shall not be unreasonably withheld).

SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Noteholder that:

2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.2 Authorization.

(a) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and subject to Section 2.6, all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

(c) The 2020 Indenture has been duly authorized, and as of the Second Closing Date will be duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee as of the Second Closing Date, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

(d) The New 2024 Notes have been duly authorized by the Company, and when executed by the Company and duly authenticated by the Trustee at the Second Closing or Additional Closing, as applicable, and issued and delivered in the manner provided for in the 2020 Indenture against the delivery of the applicable Aggregate Purchase Price or the Aggregate Option Purchase Price, as applicable, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

2.3 Validity of the Shares.

(a) Subject to the terms of the 2020 Indenture, the New 2024 Notes will be convertible into shares of Common Stock. The Company has duly authorized and reserved for issuance a number of shares of Common Stock upon conversion of the New 2024 Notes equal to the maximum number of such shares issuable upon conversion (the “Conversion Shares”). When issued and delivered in accordance with the terms of the New 2024 Notes and the 2020 Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable, and the issuance of any such Conversion Shares will not subject to any preemptive or similar rights.

(b) The Company has duly authorized and reserved for issuance a number of shares of Common Stock equal to the maximum number of Exchanged Shares that may be issued pursuant to this Agreement. When issued and delivered in accordance with the terms of this Agreement, the Exchanged Shares will be validly issued, fully paid and nonassessable, and the issuance of any such Exchanged Shares will not subject to any preemptive or similar rights.

2.4 SEC Filings.

(a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act, in the two years preceding the date hereof on a timely basis, except where the failure to file on a timely basis would not reasonably be expected to affect the Company’s ability to sell and issue the New 2024 Notes and to carry out and perform all of its obligations under this Agreement. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), such documents filed with the Commission pursuant to the Exchange Act (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The Company has made available to each Noteholder or its representatives, or each Noteholder has had access through the Commission’s EDGAR website to, true and complete copies of the SEC Documents.

(b) The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(c) As of the date hereof, the Covered Documents (as defined below), taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used herein, “Covered Documents” means each of the following documents: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including those portions of the Company’s Proxy Statement on Schedule 14A filed on April 24, 2020 that are incorporated therein by reference; (ii) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020; (iii) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after December 31, 2018; and (iv) the draft earnings release with regard to the Company’s results of operations for the fiscal quarter ended September 30, 2020 in the form provided to each Noteholder prior to the execution of this Agreement.

2.5 Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the 2020 Indenture and the New 2024 Notes, the issuance of the New 2024 Notes and the Exchanged Shares and the consummation by the Company of the transactions contemplated by this Agreement, the 2020 Indenture and the New 2024 Notes will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination of any right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default or termination that, would not, individually or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations and prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

2.6 No Consents or Approvals. No consent, filing, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of its obligations under this Agreement, the 2020 Indenture and the New 2024 Notes, the issuance of the New 2024 Notes and the Exchanged Shares and the consummation by the Company of the transactions contemplated by this Agreement, the 2020 Indenture and the New 2024 Notes, except for such filings, consents, approvals, authorizations, orders and registrations or qualifications (i) which have been obtained or made or (ii) as may be required by the Financial Industry Regulatory Authority, Inc. and the Nasdaq Market.

2.7 No Registration Required. Assuming the accuracy of each Noteholder’s representations in Section 3 hereof, it is not necessary in connection with the issuance and sale of the New 2024 Notes, and the issuance of the Exchanged Shares, to such Noteholder in the manner contemplated by this Agreement to register such issuances and sales under the Securities Act of 1933, as amended (the “Securities Act”), or to qualify the 2020 Indenture under the Trust Indenture Act of 1939, as amended. Upon issuance, the Exchanged Shares will be issued without any restricted CUSIP or other restrictive legend and will be freely tradable (other than by affiliates of the Company) under the Securities Act.

2.8 New Class. The New 2024 Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

SECTION 3. Representations and Warranties of the Noteholders. Each Noteholder, severally with respect to itself and its Represented Accounts (if any) and not jointly with other Noteholders, hereby represents and warrants to the Company that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Initial Closing Date, the Second Closing Date and the Additional Closing Date, if any:

3.1 Organization. Such Noteholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.2 Authorization.

(a) Such Noteholder has full right, power and authority to exchange, sell, assign and transfer the Existing 2024 Notes, to purchase the New 2024 Notes and to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(b) This Agreement has been duly authorized, executed and delivered by the Noteholder and constitutes a valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

3.3 Ownership. Such Noteholder, or each of its Represented Accounts, is the beneficial owner of the Existing 2024 Notes set forth on the applicable Schedule A and, as of the Initial Closing, will be the beneficial owner of such Existing 2024 Notes. Such Noteholder, or each of its Represented Accounts, has, and will have at the Initial Closing, good, valid and marketable title to the Existing 2024 Notes set forth on the applicable Schedule A opposite the name of such Noteholder or Represented Account, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims thereto (collectively, “Liens”) (other than pledges or security interests that the Noteholder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, which will be terminated in connection with Closing). No proceeding relating to such Noteholder is pending or, to the knowledge of such Noteholder, is threatened before any court, arbitrator or administrative or governmental body that would adversely affect such Noteholder’s right to transfer the Existing 2024 Notes to the Company. Such Noteholder is not, and has not been during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 under the Securities Act of the Company. To its knowledge, such Noteholder did not acquire any of the Existing 2024 Notes, directly or indirectly, from the Company or any affiliate of the Company and no affiliate of the Company has held such Existing 2024 Notes within the past year. As of the date hereof, such Noteholder “beneficially owns” (as determined pursuant to Rule 13d-3 of the Exchange Act) [●]% of the Common Stock of the Company.

3.4 Transfer of the Existing 2024 Notes. Such Noteholder has made an independent decision to transfer such Noteholder’s Existing 2024 Notes based on the information available to such Noteholder. Each Noteholder acknowledges that it has independently made its own analysis and decision to transfer such Noteholder’s Existing 2024 Notes and without reliance upon the Company or its affiliates or representatives and based on such information as it has deemed appropriate in its independent judgment. Such Noteholder has not relied on any information (in any form, whether written or oral, including any representation or warranty of the Company) furnished by or on behalf of the Company, the Financial Advisors, the Financial Advisor Parties or any of their respective affiliates or representatives in making that decision (other than, with respect to the Company, filings made by the Company with the Commission and other public disclosures and the representations of the Company expressly set forth herein).

3.5 Investment.

(a) Such Noteholder is knowledgeable, sophisticated and experienced in business and financial matters and has previously invested in securities similar to the New

2024 Notes and the Exchanged Shares. Such Noteholder is able to bear the economic risk of its investment in the New 2024 Notes and the Exchanged Shares and is presently able to afford the complete loss of such investment and has been afforded access to information about the Company and its affiliates and their financial condition, results of operations, business, property and management sufficient to enable such Noteholder to evaluate its investment in the New 2024 Notes and the Exchanged Shares. Such Noteholder was given a meaningful opportunity to negotiate the terms of the transactions contemplated hereby and neither the Company nor any of its affiliates or representatives put any pressure on such Noteholder to respond to the opportunity to participate in the transactions contemplated hereby or condition its participation on such Noteholder exchanging a minimum amount of its Existing 2024 Notes. Such Noteholder and Represented Account for which it is acting are each an “accredited investor” as defined in Rule 501(a) under the Securities Act and such Noteholder and any Represented Account for which it is acting are each a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(b) Such Noteholder (i) has received (a) the form of the 2020 Indenture and the form of New 2024 Note attached hereto as Exhibit A, (b) the summary of the New 2024 Notes provisions and related risk factors and certain other information about the Company (the “Terms Summary”), attached hereto as Exhibit B, and (c) such other information about the Company as requested by such Noteholder, including the SEC Documents and the Covered Documents; (ii) understands and accepts that the New 2024 Notes and the Exchanged Shares to be issued pursuant to this Agreement involve risk, including those described or incorporated by reference in the SEC Documents, the Covered Documents and the Terms Summary, as applicable, (iii) has made an independent decision to acquire the New 2024 Notes and the Exchanged Shares based on the information available to such Noteholder, and (iv) has been advised that the New 2024 Notes have not been registered under the Securities Act or any state securities or blue sky laws, and therefore cannot be resold unless they are registered under such laws or unless an exemption from registration thereunder is available. Such Noteholder acknowledges that it has independently made its own analysis and decision to acquire the New 2024 Notes and the Exchanged Shares without reliance upon the Company, the Financial Advisors, the Financial Advisor Parties or their respective representatives and based on such information as it has deemed appropriate in its independent judgment. Such Noteholder has not relied on any information (in any form, whether written or oral, including any representation or warranty of the Company) furnished by or on behalf of the Company, the Financial Advisors, the Financial Advisor Parties or their respective affiliates and representatives in making that decision (other than, with respect to the Company, the form of the 2020 Indenture and the form of New 2024 Note, the Terms Summary, filings made by the Company with the Commission and other public disclosures and the representations of the Company expressly set forth herein). Such Noteholder further acknowledges that (i) it has consulted its own tax advisors and (ii) it has not relied on the Company, Financial Advisors, the Financial Advisor Parties, or their respective affiliates or representatives for any tax advice related to the transactions contemplated hereunder.

(c) Such Noteholder is acquiring the New 2024 Notes and the Exchanged Shares to be issued to it pursuant to this Agreement for investment purposes and solely for its account without a view to the distribution thereof.

(d) None of the Company, the Financial Advisors, the Financial Advisor Parties, or any of their respective affiliates, representatives, officers, employees, agents or controlling persons have provided any investment advice or rendered any opinion to such Noteholder as to whether the transaction contemplated hereby is prudent or suitable.

3.6 Compliance with Laws.

(a) Each Noteholder will comply with all applicable laws and regulations in effect in any jurisdiction in which the Noteholder purchases (or acquires pursuant to the transaction described herein) the New 2024 Notes, exchanges the Existing 2024 Notes or is issued the Exchanged Shares and will obtain any consent, approval or permission required for such purchases, acquisitions or exchange under the laws and regulations of any jurisdiction to which the Noteholder is subject or in which the Noteholder makes such purchases, acquisitions or exchanges, and the Company shall have no responsibility therefor.

(b) Each Noteholder is a resident of the jurisdiction set forth on the applicable Schedule A hereto.

3.7 No Guarantees. Each Noteholder confirms that none of the Company, the Financial Advisors, the Financial Advisor Parties nor any of their respective affiliates or representatives has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial accounting or otherwise) of the exchange of the Existing 2024 Notes for the Exchanged Shares or the issuance of the New 2024 Notes, or (B) made any representation to such Noteholder regarding the legality of the transactions contemplated hereby under applicable investment guidelines, laws or regulations (other than, with respect to the Company, the representations of the Company expressly set forth herein).

3.8 Non-Contravention. The execution, delivery and performance by the Noteholder of this Agreement, the exchange of the Existing 2024 Notes for the Exchanged Shares and purchase of the New 2024 Notes and the consummation by the Noteholder of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination of any right or asset of the Noteholder or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Noteholder or any of its subsidiaries is a party or by which the Noteholder or any of its subsidiaries is bound or to which any of the property, right or assets of the Noteholder or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Noteholder or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Noteholder or any of its subsidiaries or by which the Noteholder or any of its subsidiaries is bound or to which any of the property, right or assets of the Noteholder or any of its subsidiaries is subject, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default or termination that, would not, individually or in the aggregate, have, or would reasonably be expected to have a material adverse effect on the ability of such Noteholder to carry out its obligations hereunder.

3.9 No Brokers or Finders. None of such Noteholder nor any of its officers or directors or persons serving in a similar capacity has retained or authorized any agent, investment banker, financial advisor, broker, finder or other intermediary to act on behalf of such Noteholder or incurred any liability for any agent’s, banker’s, financial advisor’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

3.10 Represented Accounts. If a Noteholder is acting on behalf of a Represented Account hereunder, such Noteholder has (i) sole investment discretion with respect to each such Represented Account, (ii) full power to make the foregoing representations, warranties and covenants on behalf of such Represented Account and (iii) the contractual authority to enter into this Agreement and to carry out the transactions contemplated hereby with respect to such Represented Account.

3.11 No Manipulation of Stock. Such Noteholder has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

3.12 Nature of Transactions. Such Noteholder had a sufficient amount of time to consider whether to participate in the transactions contemplated by this Agreement, and none of the Company, Financial Advisors, the Financial Advisor Parties or their respective affiliates and representatives has placed any pressure on such Noteholder to respond to the opportunity to participate in such transactions. The Noteholder acknowledges that the terms of such transactions have been mutually negotiated between such Noteholder and the Company.

3.13 Financial Advisory Fee. Such Noteholder acknowledges that the Company intends to pay an advisory fee to the Financial Advisors a fee in respect of the transactions contemplated by this Agreement.

3.14 No HSR. The transactions contemplated hereby do not require any filing by such Noteholder (or its affiliates) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

SECTION 4. Termination.

4.1 Conditions of Termination. Notwithstanding anything to the contrary contained herein, with respect to any individual Noteholder, this Agreement may be terminated (a) at any time by mutual written agreement of the Company and the respective Noteholder, (b) by either Party if (i) the Initial Closing shall not have occurred on or before November 30, 2020 or (ii) any governmental authority of competent jurisdiction shall have issued or entered any governmental order or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated herein; provided, however, the right to terminate this Agreement pursuant to Section 4.1(b) shall not be available to any Party whose failure to comply with or perform in any material respect any covenant under this Agreement shall have caused the Initial Closing not to occur on or before such termination date.

4.2 Effect of Termination. In the event of termination pursuant to Section 4.1 hereof, this Agreement shall become null and void with respect to any individual Noteholder and have no effect (other than this Section 4.2 and Section 6, which shall survive termination) with no liability on the part of the Company or such Noteholder, or their respective directors, officers, agents or stockholders, with respect to this Agreement, except for the liability of any fraud, or willful or intentional breach of this Agreement.

SECTION 5. Defined Terms. Capitalized terms used, but not otherwise defined, in this Agreement have the meanings set forth in this Section 5.

5.1 “Bond Reference Price” means $1,135.00.

5.2 “Daily Exchange Price” means the sum of (i) the product of (A) the difference between (a) the applicable Daily Reference Price during the VWAP Period and (b) Share Reference Price, multiplied by (B) the Existing Conversion Ratio, multiplied by (C) the Hedge Ratio, plus (ii) the Bond Reference Price, such resulting amount of clauses (i) and (ii) then divided by 7.

5.3 “Daily Exchange Ratio” means the quotient resulting from (i) the applicable Daily Exchange Price for the applicable trading day during the VWAP Period, divided by (ii) the Daily Reference Price for such trading day during the VWAP Period.

5.4 “Daily Reference Price” means the greater of (i) the Daily VWAP and (ii) $4.00.

5.5 “Daily VWAP” means, with respect to any Trading Day (as defined in the 2020 Indenture) during the VWAP Period, the per share volume-weighted average price of the Common Stock on the Nasdaq Global Select Market (during standard market hours from 9:30am to 4:00pm) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CLVS <equity> AQR” (or its equivalent successor if such page is not available) with respect to such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

5.6 “Exchange Ratio” means the sum of each Daily Exchange Ratio during the VWAP Period.

5.7 “Exchanged Shares” means the product of (i) the principal amount of the Existing 2024 Notes set forth on the applicable Schedule A for each Noteholder divided by 1,000, and (ii) the Exchange Ratio.

5.8 “Existing Conversion Ratio” means 137.2213.

5.9 “Hedge Ratio” means 75%.

5.10 “Share Cap” shall mean 19.9% of the Company’s shares of Common Stock issued and outstanding as of the date of this Agreement.

5.11 “Share Reference Price” means $5.62.

5.12 “VWAP Period” means the seven (7) Trading Day (as defined in the 2020 Indenture) period beginning on and including the Trading Day immediately following the date of this Agreement.

SECTION 6. Miscellaneous.

6.1 Further Assurances. In case at any time after the Initial Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, at the requesting Party’s expense.

6.2 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or a Noteholder without the prior written consent of the other party.

6.3 Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of facsimile or other electronic transmission), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

6.4 Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in Schedule A and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation”. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.

6.5 Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

6.6 Amendment. This Agreement may be amended, modified, discharged, terminated or supplemented but only in writing (including a writing evidenced by a facsimile transmission or other electronic transmission) signed by the Party against which enforcement is sought.

6.7 Expenses. Except as set forth in the following sentence, each Party will bear its own fees and expenses in connection with the transactions contemplated hereby. The Company shall reimburse the Noteholders for reasonable and documented third party legal fees of one law firm incurred by such Noteholders in an amount not to exceed in the aggregate for all Noteholders $100,000.

6.8 APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT, AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. THE PARTIES AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT.

6.9 Submission to Jurisdiction. Each Party agrees that any suit, action or proceeding bought by it against the other Party arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted exclusively in federal or state courts located in the State of Delaware, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding.

6.10 Specific Performance. The Parties hereto agree that irreparable harm would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, without posting bond or other undertaking, the Parties hereto shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no Party hereto will allege, and each Party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law.

6.11 Survival. All authority herein conferred or agreed to be conferred in this Agreement shall survive the dissolution of such Noteholder and any representation, warranty, undertaking and obligation of such Noteholder hereunder shall be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of such Noteholder.

6.12 Taxation. The Noteholder acknowledges that, if a Noteholder is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN”) (generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, which is provided herein on Exhibit C attached to this Agreement, or (ii) another basis for exemption from backup withholding must be established. The Noteholder further acknowledges that, if a Noteholder is not a United States person for U.S. federal income tax purposes, the Company must be provided the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Noteholder’s foreign status. The Company shall request all necessary tax forms, including IRS Form W-9 and IRS Form W-8, as applicable, from each Noteholder as may be reasonably necessary to reduce or eliminate any such withholding or deduction. Each Noteholder further acknowledges that, if it fails to provide such necessary tax forms, payments made to such Noteholder pursuant to this Agreement may be subject to 30% U.S. federal withholding on amounts, if any, attributable to accrued and unpaid interest or 24% U.S. federal backup withholding unless such Noteholder properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

6.13 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered by electronic mail to the address designated below, and shall be effective on the date that the email is sent (provided that the sender has not received any “bounceback”). However, if the time of deemed receipt of any notice is not before 5:30 p.m. Mountain Time on a business day at the address of the recipient it is deemed to have been received at the commencement of business on the next business day:

If to the Company:

Clovis Oncology, Inc.

Attention: Paul Gross; Daniel W. Muehl

Email: pgross@clovisoncology.com; dmuehl@clovisoncology.com

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

Attention: Thomas Mark

Email: tmark@willkie.com

If to the Noteholders:

To the address or addresses set forth on Schedule A

6.14 Notification of Changes. Each Noteholder hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Second Closing Date which would cause any representation, warranty or covenant of such Noteholder contained in this Agreement to be false or incorrect.

6.15 No Construction Against Draftsperson. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

6.16 Reserved.

6.17 Reliance by Financial Advisors. Each of J.P. Morgan Securities LLC and BofA Securities, Inc. (the “Financial Advisors”) and their respective officers, directors, employees, agents and affiliates (collectively, “Financial Advisor Parties”) may rely on each representation and warranty of the Company and of each Noteholder made herein or pursuant to the terms hereof (including any certificate delivered pursuant to Section 1.6(h) with the same force and effect as if such representation or warranty were made directly to the Financial Advisor Parties. The Financial Advisor Parties shall be a third-party beneficiary of this Agreement to the extent provided in this Section 6.17.

6.18 HSR. To the extent the conversion of the Purchased Notes or the Option Notes would require the filing by a Noteholder under the HSR Act, such Noteholder shall not effect such conversion until such filing is made and the applicable waiting periods under the HSR Act shall have expired or been terminated.

6.19 No Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the New 2024 Notes, the Conversion Shares or the Exchanged Shares in a manner that would (i) require the registration under the Securities Act of the offer and sale of any of the New 2024 Notes, the Conversion Shares or the Exchanged Shares in the manner contemplated by this Agreement and the 2020 Indenture or (ii) be aggregated with the sale of the Conversion Shares or the Exchanged Shares for purposes of the rules and regulations of any trading market on which the Common Stock is listed such that it would require shareholder approval for the sale or issuance of the New 2024 Notes, the Conversion Shares or the Exchanged Shares as contemplated by this Agreement and the 2020 Indenture.

(Signatures on next page)

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

CLOVIS ONCOLOGY, INC.

By:
Name:
Title:

NOTEHOLDER:

[ ]

By:
Name:
Title: